UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2009

OCWEN FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1661 Worthington Road, Suite 100
West Palm Beach, FL 33409
(Address of principal executive offices including Zip Code)

(561) 682-8000

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 hereof is incorporated herein by reference.

The shares issued and sold in the transaction described in Item 8.01 were sold in a private placement under Rule 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2009, the Company repurchased one million shares of outstanding Common Stock from William C. Erbey, the Company’s Chairman and Chief Executive Officer, at a purchase price of $11.00 per share.

Item 8.01 Other Events.

On April 6, 2009, the Company issued a press release announcing the closing on April 3, 2009 of the previously disclosed agreement to sell 5,471,500 shares of the Company’s Common Stock in a private placement transaction for a price of $11.00 per share. The Company also announced in the same press release the consummation of the repurchase from the Company’s Chairman of the Board and Chief Executive Officer of one million shares of the Company’s Common Stock, also at a per-share price of $11.00, pursuant to a Stock Repurchase Agreement.

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Repurchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release is attached as exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits:

Exhibit No.	Document

10.1	Stock Repurchase Agreement between FF Plaza Partners and Ocwen Financial Corporation, dated as of April 3, 2009.

99.1	Press release dated April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Dated: April 9, 2009	By:	/s/ David J. Gunter

Name: David J. Gunter
Title: Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

EXHIBIT INDEX

Exhibit No.	Document

10.1	Stock Repurchase Agreement between FF Plaza Partners and Ocwen Financial Corporation, dated as of April 3, 2009.

99.1	Press release dated April 6, 2009.